Exhibit 32.1

Certification of Principal Executive Officer,

Principal Financial Officer and Principal Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Freedom Holdings, Inc., (the “Company”) on Form 10-K for the period ending September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Kistler, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company, certify, to my knowledge that:

(i) the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Freedom Holdings, Inc.

/s/: Brian Kistler
Brian Kistler
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

January 13, 2022